SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
                       (AMENDMENT NO.   )

Filed by the Registrant  [x]

Filed by a Party other than the Registrant  [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement         [_] CONFIDENTIAL, FOR
                                             USE OF THE
[_]  Definitive Proxy Statement              COMMISSION ONLY (AS
                                             PERMITTED BY RULE
[x]  Definitive Additional Materials         14C-6(e)(2))

[_]  Soliciting Material Pursuant to Section 240.14a-
     11(c) or Section 240.14a-12


                     ALLEGHENY LUDLUM CORPORATION
- -----------------------------------------------------------------
       (Name of Registrant as Specified In Its Charter)

- -----------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange
    Act Rule 14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-
    6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[x] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1)  Amount Previously Paid:

    (2)  Form, Schedule or Registration Statement No.:

    (3)  Filing Party:

    (4)  Date Filed:

Notes:

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               [ALLEGHENY LUDLUM CORPORATION LOGO]





                         April 29, 1996



Dear Shareholder:

          As publicly announced, Allegheny Ludlum has entered into a definitive Agreement and Plan of Merger and Combination with Teledyne, Inc., a federation of technology-based businesses serving customers with commercial and government-related aviation and electronics products; high-value specialty metals for consumer, industrial and aviation applications; and industrial and consumer products. Pursuant to this Agreement, Allegheny Ludlum and Teledyne would each become a subsidiary of a new corporation named Allegheny Teledyne Incorporated, each share of Allegheny Ludlum common stock would be converted into one share of Allegheny Teledyne common stock, and each share of Teledyne common stock would be converted into 1.925 shares of Allegheny Teledyne common stock. The transaction is subject to approval by the shareholders of Allegheny Ludlum and Teledyne as well as regulatory approval and the satisfaction of other customary closing conditions.

          In view of the importance of this transaction, your Board of Directors has postponed our Annual Meeting of Shareholders scheduled for May 17, 1996. A special meeting of Allegheny Ludlum shareholders will be scheduled at a future date to vote on the proposed transaction. In advance of the meeting, a Joint Proxy Statement/Prospectus describing the proposed transaction in detail will be furnished to shareholders. We urge you to give that document your careful attention.

                         Very truly yours,

                         /s/ Richard P. Simmons
                         ----------------------
                         Richard P. Simmons
                         Chairman of the Board

                         /s/ Arthur H. Aronson
                         ----------------------
                         Arthur H. Aronson
                         President and Chief Executive Officer


              Executive and General Offices
              Six PPG Place, Pittsburgh, PA 15222-5479
              412-394-2800   FAX: 412-394-2805